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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-95818 of Mail-Well, Inc. on Form S-8 of our reports dated February 10, 1997 related to the consolidated financial statements and supplemental schedules of Mail-Well, Inc. and Subsidiaries, appearing in this Annual Report on Form
10-K of Mail-Well, Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP

Denver, Colorado
March 25, 1997